SPECIAL CUSTODY ACCOUNT AGREEMENT

    AGREEMENT (hereinafter “Agreement”) dated as of January 31, 2006, by and among U.S. Bank N.A. (the “Custodian”),The Purisima Funds, on behalf of the Purisima Mi-Purpose Fund (the “Pledgor”), and UBS AG (the “Secured Party”).

    WHEREAS, Pledgor and Secured Party have entered into that certain ISDAMaster Agreement (Multi-currency-Cross Border) (the “ISDA Agreement”) and Credit Support Annex thereto (the “Credit Support Annex” and together with the ISDA Agreement, the “Master Agreement”), each dated as of January 31, 2006; and

    WHEREAS, pursuant to the Credit Support Annex, Pledgor has agreed to pledge cash and securities to Secured Party to secure Pledgor’s obligations to Secured Party under the Master Agreement; and

    WHEREAS, Custodian has agreed to act as custodian on behalf of Pledgor of cash and securities delivered to Custodian by Pledgor for the benefit of Secured Party; and

    WHEREAS, this Agreement is specified in the Master Agreement as a Credit Support Document;

NOW THEREFORE, be it agreed as follows:

I. DEFINITIONS

As used herein, the following terms have the following meanings:

(a) “Advice from Secured Party” or “Advice” means a written notice sent to Pledgor and Custodian, provided that with respect to substitutions or releases of Collateral, Advice from Secured Party means a written notice signed by Secured Party and sent or transmitted to Pledgor and Custodian. An authorized agent of Secured Party will certify to Pledgor and Custodian the names and signatures of those employees who are authorized to sign Advice from Secured Party, attached as Appendix A hereto, which certification may be amended from time to time. When used herein, the term “Advise” means the act of sending an Advice from Secured Party.

(b) “Collateral” shall mean cash or U.S. Government securities or other securities acceptable to the Secured Party in its sole discretion, which may include without limitation, equity securities or other property, as may be transferred to the Special Custody Account from time to time and all monies or other property received as income or from the maturity, redemption, sale or other disposition of property held therein.

(c) “Custody Agreement”shall mean the agreement for general custodial services between the Custodian and Pledgor.

(d)“Instructions from Pledgor”or “Instructions” means a request, direction or certification in writing signed by Pledgor and delivered to Custodian and Secured Party. An officer of Pledgor will certify to Custodian and Secured Party the names and signatures of those persons authorized to sign the instructions, which certification may be amended from time to time. When used herein, the term “Instruct” shall mean the act of sending an Instruction from Pledgor.

(e) “Special CustodyAccount” shall have the meaning assigned to that term in Section 2 hereof.

2. SPECIAL CUSTODY ACCOUNT

(a) Ojening Custody Account. Pledgor hereby appoints Custodian as custodian of the Collateral delivered to Custodian during the term of this Agreement and authorize Custodian to hold securities in registered form in its name or in the name of its nominees. Custodian hereby accepts such appointment and agrees to open and maintain an account on its books entitled “Special Custody Account for UBS AG as Secured Party” (“Special Custody Account”) and to hold therein all securities and similar property as shall be received and accepted by it therein pursuant to this Agreement. Secured Party and Pledgor agree that it is intended that Custodian act as a “securities intermediary” as such term is defined in the UCC with respect to securities pledged hereunder. The parties acknowledge and agree that the Special Custody Account is a “securities account” within the meaning of Article 8 of the Uniform Commercial Code, as in effect in the State of New York (the “NYUCC”), and all property and assets held in or credited from time to time to any such account shall be treated as a “financial asset” for purposes of Article 8 of the NYUCC. In the event there is an Event of Default, Specified Condition, Additional Termination Event or an Early Termination Date under the Master Agreement, the Secured Party shall have all rights and remedies available to a secured creditor under any applicable law or under the NYUCC (whether or not the NYUCC is otherwise applicable in the relevant jurisdiction) in addition to the rights and remedies provided herein. All Collateral delivered to the Special Custody Account shall be free and clear of all prior liens, claims and encumbrances (other than liens solely in favor of the Secured Party), and Pledgor will not cause or allow any of the Collateral, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than security interests solely in the Secured Party’s favor; further, Collateral consisting of securities shall be delivered in good deliverable form (or the Secured Party shall have the power to place such securities in good deliverable form) in accordance with the requirements of the primary market or markets for such securities. Pledgor shall execute such documents and take such other action as the Secured Party shall reasonably request in order to perfect the Secured Party’s rights with respect to any such Collateral and, in the case of an investment property, grant the Secured Party control (within the meaning of Sections 8-106 and 9- 106 of the NYUCC) (“Control”) thereof. In addition, Pledgor appoints the Secured Party as Pledgor’s attorney-in-fact to act on Pledgor’s behalf to sign, seal, execute and deliver all documents, and do all such acts as may be required, to perfect (and, in the case of investment property, grant the Secured Party control thereof) the security interests created hereunder in, or realize upon all rights in, the Collateral.

Pledgor agrees to instruct Custodian in Instructions from Pledgor as to cash and specific securities which Custodian is to identify on its books and records as pledged to Secured Party as Collateral in the Special Custody Account. Pledgor may substitute or exchange the Collateral in the Special Custody Account by delivering substitute Collateral in an amount that the market value of substitute Collateral at least equals the market value of the Collateral in the Special Custody Account at the time, and only after Pledgor notifies Secured Party of the contemplated substitution or exchange and Secured Party Advises Custodian that such substitution or exchange is acceptable. Such Collateral (i) will be held by Custodian for Secured Party as agent of Secured Party, (ii) may be released only in accordance with the terms of this Agreement or as required by applicable law, and (iii) except as required to be released hereunder to Secured Party, shall not be made available to Secured Party or any other person claiming through Secured Party, including the creditors of the Secured Party.

(b) Security Interest. Pledgor hereby grants a continuing first priority security interest to Secured Party in the Collateral in the Special Custody Account. To perfect Secured Party’s security interest, Custodian will hold the Collateral in the Special Custody Account, subject to the interest therein of Secured Party as the secured party thereof in accordance with the terms of this Agreement. Such security interest will terminate at such time as Collateral is released as provided herein. Custodian shall have no responsibility for the validity or enforceability of such security interest.

(c) Control. Custodian hereby agrees to comply, without Pledgor’s further consent, with any Entitlement Orders (as defined in Section 8-102 of the NYUCC) or other instructions originated by Secured Party with respect to the Collateral in the Special Custody Account. Pledgor hereby agrees to such provision.

(d) Confirmation. Custodian will confirm by the next business day to Secured Party and Pledgor all deliveries, pledges, releases or substitutions of Collateral, Custodian will also advise Secured Party upon request of the kind and amount of Collateral pledged to Secured Party. Custodian will provide Secured Party and Pledgor electronic access (in view only format) which will provide all such information as required above. In the event that such electronic access is not available for any reason what so ever, Custodian will provide Pledgor and Secured Party such information in writing. In addition, Custodian will supply Secured Party and Pledgor in writing with a monthly statement of Collateral and transactions in the Special Custody Account for such month.

(e) Excess Collateral. Upon the request of Pledgor, Secured Party shall Advise Custodian and Pledgor of any excess of Collateral in the Special Custody Account. Such excess shall at Pledgor’s request be transferred therefrom upon Advice from Secured Party.

(e) Accounts and Records. Custodian will maintain accounts and records for the Collateral in the Special Custody Account as more filly described in sub-paragraph 3(a) below. The Collateral shall at all times remain the property of the Pledgor subject only to the extent of the interest and rights therein of Secured Party as the secured party thereof.

3. RIGHTS AND DUTIES OF THE CUSTODIAN

(a) Generally. The Custodian shall receive and hold in the Special Custody Account, as custodian upon the terms of this Agreement, all Collateral deposited and maintained pursuant to the terms of this Agreement and, except as provided in sub-paragraph 3(b) below, shall receive and hold all monies and other property paid, distributed or substituted in respect of such Collateral or realized on the sale or other disposition of such Collateral; provided, however, that the Custodian shall have no duty to require any money or securities to be delivered to it or to determine that the amount and form of assets delivered to it comply with any applicable requirements. Collateral held in the Special Custody Account shall be released only in accordance with this Agreement or as required by applicable law. The Custodian may hold the securities in the Special Custody Account in bearer, nominee, book entry, or other form and in a depository or clearing corporation, with or without indicating that the securities are held hereunder, provided, however, that all securities held in the Special Custody Account shall be identified on the Custodian’s records as subject to this Agreement and shall be in a form that permits transfer without additional authorization or consent of the Pledgor. The Pledgor hereby agrees to hold the Custodian and its nominees harmless from any liability as holder of record.

(b) Dividends and Interest. Any dividends or interest paid with respect to the Collateral held in the Special Custody Account shall be paid by the Custodian to the Pledgor when collected unless the Custodian has received contrary Instructions from the Pledgor.

(c) Reports. The Custodian shall_provide Secured Party and the Pledgor and/or Pledgor’s designated agent with electronic access (in view-only format) setting forth confirmation of each transfer into and out of the Special Custody Account. Except as the parties may otherwise agree, the Custodian also shall render to the Secured Party and the Pledgor and/or Pledgor’s designated agent a monthly statement of the Collateral held in the Special Custody Account. In addition, the Custodian will advise the Secured Party and the Pledgor and/or Pledgor’s designated agent, upon request of the Secured Party or Pledgor, at any time of the type and amount of Collateral held in the account; provided however, that the Custodian shall have no responsibility for making any determination as to the value of such Collateral.

(d) Limitation of Custodian’s Liability. The Custodian’s duties and responsibilities are set forth in this Agreement. The Custodian shall act only upon receipt of Advice from Secured Party regarding release or substitution of Collateral. The Custodian shall not be liable or responsible for anything done, or omitted to be done by it, in good faith and in the absence of gross negligence and may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized. The Pledgor shall indemnify and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Pledgor; except to the extent such loss or liability is the result of Custodian’s gross negligence or willful misconduct. In matters concerning or relating to this Agreement, the Custodian shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit. The Custodian shall not be liable to any party for any acts or omissions of the other parties to this Agreement.

(e) Compensation. Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Pledgor and Custodian.

4. DEFAULT

If an Event of Default, Specified Condition, Additional Termination Event or an Early Termination Date has occurred under the Master Agreement, Secured Party has the right to sell any and all Collateral in the Special Custody Account and to give Advice to Custodian to deliver such Collateral free of payment to Secured Party which Advice shall state that, pursuant to this Agreement, the condition precedent to Secured Party’s right to receive such Collateral free of payment has occurred. The Custodian will provide prompt telephone notice to Pledgor of any receipt by Custodian of Advice from Secured Party to deliver Collateral free of payment, and shall promptly effect deliveiy of Collateral to Secured Party. Such sale or purchase may be made according to Secured Party’s judgment and may be made at Secured Party’s discretion, on the principal exchange or other market for such securities, or in the event such principal market is closed, in a manner commercially reasonable for such securities.

5.LIMITATION OF SECURED PARTY LIABILITY

Secured Party shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Pledgor as a result of any transaction executed hereunder, or any other action taken or not taken by Secured Party hereunder for Pledgor’s account at Pledgor’s direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Secured Party’s own gross negligence or willful misconduct.

6. REPRESENTATIONS

Pledgor represents and warrants that the Collateral will not be subject to any other liens or encumbrances (except for those in favor of the Secured Party). Custodian represents and warrants that the Collateral will not be subject to any other liens or encumbrances (except for those in favor of the Secured Party).

7. TERMINATION

Except as otherwise provided herein, Custodian shall transfer from the Special Custody Account and distribute the Collateral held in the Special Custody Account only upon receipt of Advice and Instructions to that effect from each of Secured Party and Pledgor. Such Advice and Instruction shall specif’ the securities and cash to be distributed and the delivery instructions in connection therewith.

Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto specif’ing the date of termination, which shall be not less than the day such notice is given. Such notice shall not affect or terminate Secured Party’s security interest in the Collateral and Custodian shall follow the Advice and Instruction of the Secured Party and Pledgor, respectively, concerning the transfer of custody of the Collateral. Upon the date set forth in a termination notice this Agreement shall terminate and except as otherwise provided herein all obligations of the parties to each other hereunder shall cease.

8. NOTICE

Unless otherwise specified in this Agreement, all notices and other communications provided hereunder shall be in writing and either posted onto the Internet in a form agreed to by the parties or mailed, electronically mailed, telecopied, sent by facsimile transmission or hand delivery as required herein, when another method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed;

(a) if to Custodian, to:
Attn.: Mark fowling, U.S. Bank, NA,
425Walnut Street, ML.CN-OH-W6TC
Phone: (513) 632-4432

Facsimile: (651) 767-9164

(b) if to Pledgor, to:
The Purisima Funds
13100 Skyline Boulevard, Woodside, CA 94062

Attn.: Chief Executive Officer
Phone: (650) 851-3334
Facsimile: (650) 529-3815

(c) if to Secured Party, to:

UBS AG

677 Washington Blvd.
Stamford, CT 06901
Attn.: Legal Affairs
Facsimile: (203) 719-0680

9. GOVERNING LAW

The construction and enforcement of this Agreement shall be subject to and governed by the laws of the State of New York.

10. CONTROLLING AGREEMENT

(a) Pledgor and Custodian agree that the tenns of this Agreement shall supplement and amend the Custody Agreement dated as of August 01, 2000 between the Custodian and the Pledgor with respect to the Special Custody Account identified.

(b) Asbetween the Secured Party and Pledgor, this Agreement shall be subject to the provisions of the Credit Support Annex and, to the extent there is an inconsistency between the provisions of this Agreement and the Credit Support Annex, this Agreement shall govern.

(c) No amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each Secured Party, Pledgor and Custodian; except that Appendix A may be amended by the Secured Party from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.